EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, made and entered into as of the 14 day of June, 1993, by and between QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation (hereinafter referred to as "QUAKER"), and JOSE LUIZ BREGOLATO (hereinafter referred to as "BREGOLATO").

                              W I T N E S S E T H:

         WHEREAS, QUAKER wishes to employ BREGOLATO and BREGOLATO wishes to be employed by QUAKER;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. QUAKER agrees to employ BREGOLATO and BREGOLATO agrees to serve QUAKER as Vice President-South America of QUAKER and such other executive and administrative duties as shall be assigned to him by the Board of Directors or President of QUAKER.

         2. The term of BREGOLATO's employment shall commence on 14 June 1993 and continue for an indefinite period of time.

         3. QUAKER shall pay to BREGOLATO and BREGOLATO shall accept an annual rate of salary as set forth in Exhibit A attached hereto, payable semi-monthly, during the term of this Employment Agreement or any extension or renewal thereof.

         4. BREGOLATO shall participate in such QUAKER Incentive Programs as described and set forth in Exhibit A. As an Officer of


                               Exhibit 10(k) Page
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QUAKER, the particulars of Exhibit A may be amended by the Board of Directors at any time as to any matter set forth therein including rate of annual salary, eligibility to participate in any given QUAKER incentive plan, the level of participation in any QUAKER incentive plan, and the terms and conditions of any QUAKER incentive plan. Any changes to Exhibit A shall not affect any of the other terms and conditions hereof including, without limitation, the provisions of Paragraph 10. For the purposes of this Agreement, the term "QUAKER Incentive Program" shall refer to each individual as well as the combined incentive programs approved by the Board of Directors. Revisions to Exhibit A shall become effective upon notification in writing by QUAKER.

         5. BREGOLATO shall also receive vacation time equal to thirty calendar days annually and a compensation equal to a half-month salary.

         6. In the event of the death of BREGOLATO during which this Employment Agreement is in effect, and as to which no notice of termination has been given by either party, QUAKER shall (a) continue to pay a sum of money equal to the salary that would have been paid to him for four months following his death just as if he were living, and (b) QUAKER shall pay a death benefit payment in the amount of BREGOLATO's annual salary as set forth in Paragraph 3 hereof, plus the sum of $30,000, and payment thereof shall be made, without interest, in three equal payments respectively within 16, 28, and 40 months after the date of his death. Payments made pursuant to this Paragraph 6 shall be made to the person or persons


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who may be designated by BREGOLATO, in writing, and, in the event he fails to so designate to whom payments shall be made, payments shall be made to BREGOLATO's personal representatives.

         7. BREGOLATO covenants and agrees that he will, during the term of this Employment Agreement or any extension or renewal thereof, devote his knowledge, skill, and working time solely and exclusively to the business and interests of QUAKER. BREGOLATO further covenants and agrees that he will not, during the term of this Employment Agreement or any extension or renewal thereof, directly or indirectly, enter into any business or employment of a similar nature as QUAKER or of any wholly or partially-owned subsidiary of QUAKER (as owner, employee, agent, or otherwise) unless QUAKER consents in writing to such activity.

         8. BREGOLATO covenants and agrees that he will, during and after the termination of his employment hereunder, hold inviolate and keep secret all knowledge or information obtained by him or developed by him from or out of his employment including, but not limited to, trade secrets, materials used, trade practices, names of customers, formulae, and processes of manufacture, all of which shall be and shall remain the sole and absolute property of QUAKER and/or its subsidiaries, as the case may be, and that he will not impart or make known any of such knowledge or information to any person, firm, or corporation except when specifically authorized so to do in writing signed by the Chairman of the Board or the President of QUAKER.


                               Exhibit 10(k) Page
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         9.  BREGOLATO  covenants and agrees that for a period of one year after
the  termination  of  his  employment  hereunder,   he  will  not,  directly  or
indirectly, solicit, cause to be solicited, or aid in soliciting the business of any accounts sold or solicited by QUAKER or by any of its subsidiary or affiliated companies, or any joint venture of which QUAKER is a party, during the period of his employment by QUAKER. The foregoing is intended to apply only to such activities which may relate to the selling of products or materials similar in nature or functional usage to those manufactured and/or sold by QUAKER, or by any of its subsidiary or affiliated companies or such joint ventures, and, as well, to any advisory services with respect thereto. In addition, BREGOLATO covenants and agrees that after termination, he will not at any time seek to hire or engage as a consultant any QUAKER employee.

         10. The purpose of this Paragraph 10 is to reinforce and encourage the continued dedication and attention of BREGOLATO to BREGOLATO's assigned duties under this Employment Agreement without distraction as a result of circumstances which may arise from the possibility of a change of control or an attempt to change the control of QUAKER.

               (a) Upon the occurrence of a "First Event," QUAKER will deposit in an escrow account at Philadelphia National Bank (or such other bank as QUAKER may hereafter designate) (the "Bank") an amount equal to BREGOLATO's then current annual salary for an eighteen (18) month period ("Termination Pay"). A "First Event"


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for the purposes of this Agreement shall mean any one of the following events.

               (1) Shares of QUAKER's Common Stock are acquired (other than directly from QUAKER in exchange for cash or property) by any person (as used in Sections 13 and 14 of the Act) other than a person who is a present Officer or Director of QUAKER, who thereby becomes the beneficial owner (as defined in Rule 13d-3 under the Act) of more than 10% of the issued and outstanding shares of QUAKER's Common Stock.

               (2) Any person, firm, or corporation (including a shareholder of QUAKER) makes a tender offer or exchange offer for, or a request or invitation for tenders or exchanges of, shares of QUAKER's Common Stock.

               (b) If a "Second Event" shall occur and thereafter (but within three (3) years after date of the occurrence of the First Event) BREGOLATO's employment with QUAKER shall terminate for a reason other than (I) BREGOLATO's death, (II) BREGOLATO's normal retirement for age, (III) BREGOLATO's physical or mental disability in accordance with prevailing QUAKER policy, (IV) by QUAKER as a Termination for Cause, or (V) by BREGOLATO other than as a Termination for Good Reason, BREGOLATO may demand that the Bank pay BREGOLATO the Termination Pay (the "Demand").

                  A "Second Event" for the purposes of this Agreement shall mean any of the following events occurring after a First Event:


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               (1) A new  Director  of QUAKER is elected in an election in which the acquirer of the shares or the offeror or the requester voted, in person or by proxy, and such new Director was not nominated as a candidate in a proxy statement forwarded to shareholders by QUAKER's management prior to the occurrence of the First Event.

               (2) More than 20% of the issued and outstanding shares of QUAKER's Common Stock are owned by one person (as used in Sections 13 and 14 of the Act) other than a person who is a present Officer or Director of QUAKER.

               (3) During any period of two consecutive calendar years, individuals who at the beginning of such period constitute QUAKER's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by QUAKER's shareholders of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of the two (2) year period.

               (c) After the receipt of the Demand, the Bank will pay BREGOLATO the Termination Pay in eighteen (18) equal consecutive monthly installments, the first such installment to be paid within thirty (30) days from the date of the demand. BREGOLATO shall not be required to diminish the amount of any payment to which he is entitled under this subparagraph (c) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this subparagraph
(c) be reduced by any compensation earned by BREGOLATO


                               Exhibit 10(k) Page
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as the result of employment by another employer after the date of termination.

               (d) QUAKER may withdraw the  deposited  Termination  Pay if three
(3) years elapse from the date of deposit thereof, and if no demand has been made. If, prior to the expiration of said three (3) year period, there shall occur another First Event, QUAKER will not be required to make an additional deposit of Termination Pay, but the three (3) year period described herein shall be deemed to commence on the date of the occurrence of the last such First Event.

               (e) QUAKER shall pay the usual and customary charges of the Bank for acting as escrow agent. QUAKER will be entitled to the payment of any and all interest and other income earned by the Bank through the investment of the deposited Termination Pay. Said interest shall be paid to QUAKER as earned. The escrow arrangement may be subject to the Bank's usual rules and procedures, and QUAKER will indemnify the Bank against any loss or liability for any action taken by it in good faith as escrow agent.

         11. In the event that QUAKER, in its sole discretion and at any time terminates this Agreement with BREGOLATO, QUAKER agrees to provide BREGOLATO with reasonable out-placement assistance and a severance payment that shall be equal to but not less than an amount equal to six months' compensation, which shall be increased by one month for each additional year of employment up to a maximum of twelve months' compensation.


                               Exhibit 10(k) Page
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         12.  Termination.  This Employment  Agreement also can be terminated at any time by "Termination for Cause" or "Termination for Good Reason" as defined in Paragraph 13.

         13. Definitions. For the purposes of this agreement, the following definitions shall apply and will be used:

               (a) "Act" means the Securities Exchange Act of 1934, as amended;

               (b) "QUAKER's Common Stock" means shares of Common Stock, $1.00 par value, of QUAKER;

               (c) "Termination for Cause" means BREGOLATO's employment with QUAKER shall have been terminated by QUAKER by reason of either:

               (A) The willful and continued failure by BREGOLATO substantially to perform BREGOLATO's duties under this Employment Agreement; or

               (B) The willful engaging by BREGOLATO in a continued course of misconduct which is materially injurious to QUAKER, monetarily or otherwise.

              BREGOLATO shall have been given notice thereof from QUAKER's Board of Directors and an opportunity (with counsel) to be heard by said Board of Directors, and the Board of Directors shall have made a reasonable and good faith finding that BREGOLATO was guilty of the conduct set forth in clause (A) or (B) hereof.

               (d) "Termination for Good Reason" means BREGOLATO's employment with QUAKER shall have been terminated by BREGOLATO by reason of a material change announced or promulgated by QUAKER in


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the  terms,  conditions,   duties,  compensation,  or  benefits  of  BREGOLATO's
employment with QUAKER and not agreed to by BREGOLATO.

         14. This Employment Agreement contains all the agreements and understandings between the parties hereto with respect to BREGOLATO's employment by QUAKER and supersedes all prior or contemporaneous agreements with respect thereto. This Employment Agreement shall be binding upon and for to the benefit of the parties hereto and their respective personal representatives, successors, and assigns.

         IN WITNESS WHEREOF, QUAKER has caused this Employment Agreement to be signed by its President, thereunto duly authorized, and its corporate seal to be hereunto affixed and attested by its Vice President and Corporate Secretary, and BREGOLATO has hereunto set his hand and seal all as of the day and year first above written.

ATTEST:                                       QUAKER CHEMICAL CORPORATION

[SEAL]

                                              By:
------------------------------                   -----------------------------
Karl H. Spaeth
Vice President and Corporate
  Secretary


WITNESS:

------------------------------                 -------------------------------


                               Exhibit 10(k) Page
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                              EMPLOYMENT AGREEMENT

                                    EXHIBIT A

                                   Effective:

Name of Employee:      Jose Luiz Bregolato

Address:               Rua Ipanema 151/902
                       22631-390 Barra da Tijuca
                       Rio de Janeiro - RJ - Brasil

Title:                 Vice President-South America

Annual Rate of
Salary at
Starting Date:         $105,000*

* It is agreed that on a semi-monthly basis, Bregolato is authorized to withdraw cruzeiros in the amount equal to U.S. dollars pro-rated on a semi-monthly basis. While not guaranteed, this amount may be amended based on performance.

Participation in Quaker Incentive Programs through 1993

It is understood that under conditions of the Quaker incentive programs, changes in the percentage of award criteria are possible in response to business requirements.

Incentive Bonus Plan

     Bonus will be based on the following award criteria of Quaker's Incentive Bonus Plan

         Corporation Financial Results                                 35%
         South America Financial Results                               25%
         Personal Goals                                                40%

     Target Award will be $57,750. Award to be prorated in 1993 to reflect actual employment period.

     For the year 1993 only, the Incentive Bonus payable will not be less than $20,000.

Long-Term Performance Incentive Plan

     Type of stock options offered - Incentive
     Number of shares subject to option - 20,000
     Performance Incentive Units - 10,000
     Option price per share - Closing price on effective date hereof


                               Exhibit 10(k) Page
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     Participation under and subject to the terms of a Stock Option Agreement

Automobile Allowance

     To be allowed an automobile similar in style to a Chevrolet Omega 3.0 (6 cylinder) with Quaker to pay all operating expenses, except for vacation travel. It will be traded in on a new vehicle every three years.

Housing

     Quaker will provide a company loan equal to the outstanding balance of Bregolato's existing loan ($35,000), repayable over five years and on the following terms and conditions --

1. Bregolato hereby acknowledges receipt of a loan for housing from Quaker Chemical Corporation in the amount of $US 35,000.00.

2. In consideration of the foregoing and intending to be legally bound hereby, Bregolato agrees to repay the loan in 5 equal payments of $US 7,000.00 each beginning June 1, 1994 and June 1 of each year thereafter, by check payable to Quaker Chemical Corporation and delivered to W. G. Hamilton, Corporate Treasurer, Quaker Chemical Corporation, Elm and Lee Streets, Conshohocken, PA 19428

3. The loan shall be interest free and no interest shall be payable with respect to the outstanding principal.

4. Should Bregolato's employment with Quaker Chemical Corporation (or any subsidiary or affiliate thereof) cease for any reason, the outstanding balance of the loan shall immediately become due and payable in full on the date active employment ceases.

School Costs

     Quaker will reimburse Bregolato for up to 50% of school costs of children, not to exceed $250.00 per month, for a period of two years. Reasonable English language instruction will be provided Bregolato's wife.

Medical/Dental; Pension; Life Insurance

     Quaker will provide or assist in providing medical/dental, pension, and life insurance coverage using Quaker's United States practices as general guidelines. Coverage may not be equal or equivalent.


                               Exhibit 10(k) Page
                                       11

Expenses

     Quaker will reimburse Bregolato for reasonable expenses incurred in the conduct of business, including the installation of a telephone line, provided requests for reimbursement are properly documented, submitted, and approved.

Vacation

     Allowable vacation time will be equal to thirty calendar days annually and compensation equal to half-month salary.


                               Exhibit 10(k) Page
                                       12